Exhibit 99.1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: February 11, 2022

GENERATION INVESTMENT MANAGEMENT LLP

By:	/s/ Alexander Marshall
	Name:	Alexander Marshall
	Title:	General Counsel & Chief Compliance Officer

GENERATION INVESTMENT MANAGEMENT US LLP
By: Generation Investment Management Services LLC Its: Partner

By:	/s/ Ghessycka Lucien Bennett
	Name:	Ghessycka Lucien Bennett
	Title:	US Chief Compliance Officer

GENERATION IM FUND PLC

By:	/s/ Flavia Lugangira
	Name:	Flavia Lugangira
	Title:	Director

GENERATION IM GLOBAL EQUITY FUND LLC

By:	/s/ Ghessycka Lucien Bennett
	Name:	Ghessycka Lucien Bennett
	Title:	US Chief Compliance Officer

GENERATION IM CLIMATE SOLUTIONS FUND II, L.P.
By: Generation IM Climate Solutions II GP, Ltd. Its: General Partner

By:	/s/ Tammy Jennissen
	Name:	Tammy Jennissen
	Title:	Director

GENERATION IM CLIMATE SOLUTIONS II GP, LTD.

By:	/s/ Tammy Jennissen
	Name:	Tammy Jennissen
	Title:	Director